UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Raytheon Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

May 17, 2011

Dear Fellow Shareholder:

According to our latest records, we have not received your voting instructions for the annual meeting of Raytheon Company to be held on Thursday, May 26, 2011. You should have already received notice of the meeting and a copy of the Company’s 2011 Proxy Statement and 2010 Annual Report. You should have received these materials either in hard copy or via a link in the e-mail sent to you if you have electronic delivery. Your vote is important, no matter how many shares you hold.

For the reasons set forth in the Proxy Statement, dated April 29, 2011, the Board of Directors unanimously recommends that you vote “FOR” the Election of all Directors (Proposal 1), “FOR” the Advisory Vote on Executive Compensation (Proposal 2), “ONE YEAR” on the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal 3), and “FOR” the Ratification of PricewaterhouseCoopers LLP as Raytheon’s Independent Auditors (Proposal 4). The Board of Directors recommends you vote “AGAINST” the Shareholder Proposal on Shareholder Action by Written Consent (Proposal 5), “AGAINST” the Shareholder Proposal on Executive Stock Retention (Proposal 6), “AGAINST” the Shareholder Proposal on Lobbying Expenses (Proposal 7) and “AGAINST” the Shareholder Proposal on Supplemental Executive Retirement Plans (Proposal 8).

Please sign, date and return the enclosed proxy card or voting instruction form as soon as possible. Alternatively, you can vote via the Internet or telephone (see the instructions on back).

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Jay B. Stephens
Senior Vice President, General Counsel and Secretary

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on the enclosed proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on the enclosed proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY TO VOTE YOUR SHARES

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today. Please do so for each account you maintain. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Raytheon Company, toll-free at 1-800-628-8532.